                                                                    Exhibit 13.7












                               IVANHOE MINES LTD.

                              FIRST QUARTER REPORT

                                 MARCH 31, 2003

TABLE OF CONTENTS

ITEM 1. FINANCIAL STATEMENTS

        Consolidated Balance Sheets at March 31, 2003 (unaudited) and December 31, 2002

        Unaudited Consolidated Statements of Operations for the Three Month Periods ended March 31, 2003 and 2002

        Unaudited Consolidated Statement of Shareholders' Equity for the Three Month Period ended March 31, 2003

        Unaudited Consolidated Statements of Cash Flows for the Three Month Periods ended March 31, 2003 and 2002

        Notes to the Unaudited Consolidated Financial Statements

ITEM 2. MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS.

IVANHOE MINES LTD.
CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                                   MARCH 31,   December 31,
(STATED IN U.S. $000'S)                                                              2003         2002
----------------------                                                             ---------    ---------
                                                                                  (UNAUDITED)
ASSETS
CURRENT
     Cash                                                                          $  42,516    $  46,912
     Accounts receivable                                                               4,474        3,425
     Inventories                                                                      23,006       22,935
     Prepaid expenses                                                                  3,211        1,971
                                                                                   ---------    ---------
                                                                                      73,207       75,243
INVESTMENTS                                                                           13,224       15,537
MINING PROPERTY, PLANT AND EQUIPMENT                                                 168,391      166,500
OTHER MINERAL PROPERTY INTERESTS                                                       6,748        6,748
OTHER CAPITAL ASSETS                                                                   3,361        3,481
FUTURE INCOME TAXES                                                                      193        1,041
OTHER ASSETS                                                                           3,490        3,004
                                                                                   ---------    ---------
                                                                                   $ 268,614    $ 271,554
                                                                                   ---------    ---------
LIABILITIES
CURRENT
     Accounts payable and accrued liabilities                                      $  25,027    $  29,174
     Current portion of long-term debt (Note 4)                                       20,087       23,766
                                                                                   ---------    ---------
                                                                                      45,114       52,940
LOAN PAYABLE TO RELATED PARTIES                                                        5,088        5,088
LONG-TERM DEBT (NOTE 4)                                                                5,926        5,534
FUTURE INCOME TAXES                                                                   12,674       12,642
OTHER LIABILITIES                                                                      6,949        6,358
                                                                                   ---------    ---------
                                                                                      75,751       82,562
                                                                                   ---------    ---------
SHAREHOLDERS' EQUITY
SHARE CAPITAL
     Authorized
         Unlimited number of preferred shares without par value
         Unlimited number of common shares without par value
     Issued and outstanding
         226,637,564 (2002-205,163,382) Common Shares                                561,544      522,199
SPECIAL WARRANTS                                                                          --       26,516
ADDITIONAL PAID-IN CAPITAL                                                             1,251        1,508
CONTRIBUTED SURPLUS                                                                    3,272        3,520
DEFICIT                                                                             (373,204)    (364,751)
                                                                                   ---------    ---------
                                                                                     192,863      188,992
                                                                                   ---------    ---------
                                                                                   $ 268,614    $ 271,554
                                                                                   =========    =========


APPROVED BY THE BOARD:

IVANHOE MINES LTD.
CONSOLIDATED STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                          Three months ended March 31,
                                                          ----------------------------
(STATED IN U.S. $000'S)                                       2003         2002
----------------------                                      ---------    ---------
(UNAUDITED)
REVENUE                                                     $  20,548    $  21,775
COST OF OPERATIONS                                            (18,061)     (15,041)
DEPRECIATION AND DEPLETION                                     (1,946)      (2,261)
                                                            ---------    ---------
OPERATING PROFIT                                                  541        4,473
EXPENSES
     General and administrative                                (2,982)      (1,925)
     Interest on long-term debt                                  (447)      (1,230)
     Exploration expenses                                     (10,807)      (2,878)
     Depreciation                                                (221)         (40)
                                                            ---------    ---------
LOSS BEFORE THE FOLLOWING                                     (13,916)      (1,600)
OTHER INCOME (EXPENSES)
     Mining property shut-down costs                             (857)        (622)
     Interest income                                              331          194
     Foreign exchange gain (loss)                               2,666          305
     Gain on sale of investments                                4,625          508
     Share of loss of significantly influenced investee          (229)          --
     Other (Note 7 (a))                                            11        2,461
                                                            ---------    ---------
                                                                6,547        2,846
                                                            ---------    ---------
INCOME (LOSS) BEFORE INCOME AND CAPITAL TAXES                  (7,369)       1,246
     (Provision for) recovery of income and capital taxes      (1,084)        (801)
                                                            ---------    ---------
NET INCOME (LOSS)                                           $  (8,453)   $     445
                                                            =========    =========
INCOME (LOSS) PER SHARE
     Basic                                                  $   (0.04)   $    0.00
     Diluted                                                $   (0.04)   $    0.00
                                                            =========    =========
WEIGHTED AVERAGE NUMBER
     OF SHARES OUTSTANDING (IN 000'S)                         218,109      172,144
                                                            =========    =========



IVANHOE MINES LTD.
CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
(STATED IN THOUSANDS OF U.S. DOLLARS)
--------------------------------------------------------------------------------
(Unaudited)

                                        Share Capital
                                 -------------------------                   Additional
                                    Number                     Special        Paid-In      Contributed
                                  of Shares       Amount       Warrants       Capital        Surplus        Deficit         Total
                                 -----------   -----------   -----------    -----------    -----------    -----------   -----------
Balances, December 31, 2002      205,163,382   $   522,199   $    26,516    $     1,508    $     3,520    $  (364,751)  $   188,992
Special warrants issued                   --            --        10,679             --             --             --        10,679
Shares issued for:
     Exercise of stock options     1,331,799         1,855            --           (257)          (505)            --         1,093
     Exercise of warrants         20,000,000        37,195       (37,195)            --             --             --            --
     Share purchase plan              17,383            32            --             --             --             --            32
     Bonus shares                    125,000           263            --             --             --             --           263
Stock compensation charged
   to operations                          --            --            --             --            257             --           257
Net loss                                  --            --            --             --             --         (8,453)       (8,453)
                                 -----------   -----------   -----------    -----------    -----------    -----------   -----------
Balances, March 31, 2003         226,637,564   $   561,544   $        --    $     1,251    $     3,272    $  (373,204)  $   192,863
                                 ===========   ===========   ===========    ===========    ===========    ===========   ===========

IVANHOE MINES LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------


                                                                       Three Months Ended March 31
                                                                       ---------------------------
(STATED IN U.S. $000'S)                                                    2003          2002
----------------------                                                 -----------   -------------
(UNAUDITED)
OPERATING ACTIVITIES
     Net income (loss)                                                    $ (8,453)   $    445
     Items not involving use of cash
         Depreciation and depletion                                          2,167       2,301
         Non-cash interest expense                                              75         684
         Unrealized foreign exchange (gain) loss                               344      (3,752)
         Share of loss of significantly influenced investee                    229          --
         Provision for employee entitlements                                   217          29
         Provision for future waste mining costs                              (474)       (103)
         Provision for mine reclamation obligation                             281         143
         Gain on sale of investments                                        (4,625)       (508)
         Non-cash recovery of bad debt                                          --      (1,248)
         Non-cash stock-based compensation                                     257         243
         Future income taxes                                                   880         679
         Increase in non-current portion of royalty payable                     93          95
                                                                          --------    --------
                                                                            (9,009)       (992)
     Net change in non-cash operating working capital items (Note 7(c))     (2,244)        475
                                                                          --------    --------
                                                                           (11,253)       (517)
                                                                          --------    --------
INVESTING ACTIVITIES
     Proceeds from sale of investments                                       6,709          10
     Expenditures on mining property, plant and equipment                   (3,837)     (4,248)
     Expenditures on other mineral property interests                       (4,000)     (1,000)
     Expenditures on other capital assets                                     (101)       (252)
     Other                                                                     (11)        (18)
                                                                          --------    --------
                                                                            (1,240)     (5,508)
                                                                          --------    --------
FINANCING ACTIVITIES
     Share capital and special warrants issued                              11,804      15,399
     Proceeds from long-term debt                                               --       4,946
     Repayment of long-term debt                                            (3,707)     (4,015)
                                                                          --------    --------
                                                                             8,097      16,330
                                                                          --------    --------
NET CASH (OUTFLOW) INFLOW                                                   (4,396)     10,305
CASH, BEGINNING OF PERIOD                                                   46,912      25,805
                                                                          --------    --------
CASH, END OF PERIOD                                                       $ 42,516    $ 36,110
                                                                          ========    ========
CASH IS COMPRISED OF:
     Cash on hand and demand deposits                                     $  5,831    $ 16,128
     Time deposits
         Restricted                                                          4,246       4,456
     Short-term money market instruments
         Restricted                                                          2,000       9,000
         Unrestricted                                                       30,439       6,526
                                                                          --------    --------
                                                                          $ 42,516    $ 36,110
                                                                          ========    ========


Supplementary information (Note 7)

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)
(Unaudited)
--------------------------------------------------------------------------------

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)
(Unaudited)
--------------------------------------------------------------------------------

1.  BASIS OF PRESENTATION

These interim financial statements do not contain all the information required by Canadian generally accepted accounting principles ("GAAP") for annual financial statements and therefore should be read in conjunction with the most recent annual financial statements of the Ivanhoe Mines Ltd. ("the Company") for the year ended December 31, 2002 (the "Annual Financial Statements"). The Company and its subsidiaries and joint venture are collectively referred to as "Ivanhoe Mines".

These financial statements follow the same accounting policies and methods of their application as the Annual Financial Statements.

Certain of the comparative figures have been reclassified to conform with the presentation in the Annual Financial Statements.

2.  ABM MINING LIMITED ("ABM")

ABM management has advised Ivanhoe Mines that ABM will likely need to supplement anticipated cash flow from project operations with additional capital in order to cover budgeted operating costs. The funding shortfall has arisen because of the recent rapid appreciation of the Australian dollar (A$) against the US dollar. ABM management recently sought to arrange a working capital credit facility and new currency hedging arrangements with a third party lender in order to meet cash flow shortfalls and mitigate currency risks but has since advised Ivanhoe Mines that recent currency exchange rate fluctuations have made that alternative unavailable for the foreseeable future. ABM has further advised Ivanhoe Mines that a failure to make suitable financial contingency arrangements to meet anticipated shortfalls could have an adverse impact on ABM's ability to continue as a going concern. ABM management has requested, and Ivanhoe Mines has agreed to make available, an A$8 million working capital credit facility to enable ABM to meet any such shortfalls that may arise in the immediate future. ABM management has advised Ivanhoe Mines that it plans to continue exploring suitable alternatives for obtaining any future credit facilities it requires from external sources but that there is no assurance that it will be successful in doing so.

As at March 31, 2003, the net carrying value of the Savage River operation's assets and liabilities which are included in these financial statements is $30,857,000 (December 31, 2002 -$31,411,000).

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)
(Unaudited)
--------------------------------------------------------------------------------


3.  MYANMAR IVANHOE COPPER COMPANY LIMITED ("JVCO")

The Annual Financial Statements disclosed that at December 31, 2002, JVCo was not in compliance with the minimum working capital requirement in its credit agreement, and had not received a waiver from its lenders with respect to this requirement and also with respect to the non-compliance with certain other financial covenants in the credit agreement.

During the three-month period ended March 31, 2003, JVCo made a debt repayment of approximately $8.7 million and contributed approximately $1.4 million into a debt service account. However, JVCo's contribution into the debt service account was deficient by approximately $7.3 million, as it should have covered the next principal and interest payments due at the end of August 2003.

Accordingly, as required by GAAP, the entire amount of Ivanhoe Mines' share of JVCo's loan payable aggregating $18,750,000 at March 31, 2003 and $22,500,000 at December 31, 2002 has been included in current liabilities. Management of the JVCo is of the opinion that, if current copper prices are maintained, its operations will generate sufficient cash flow to meet the next semi-annual debt payment due at the end of August 2003 and that the lenders will not demand repayment of the loan, notwithstanding the foregoing. There is no assurance, however, that the lenders will not make such a demand.

4.  LONG-TERM DEBT


                                                 March 31,    December 31,
                                                   2003           2002
                                                 --------     ------------
JVCo:
     Share of loan payable                       $ 18,750       $ 22,500
ABM:

     Deferred purchase obligation                   5,497          5,130
     Equipment purchase loans                       1,766          1,670
                                                 ========       ========
                                                   26,013         29,300
Less: Amount included in current liabilities      (20,087)       (23,766)
                                                 ========       ========
                                                 $  5,926       $  5,534
                                                 ========       ========


All of the long-term debt is non-recourse to the Company.

5.  SHARE CAPITAL

In the three-month period ended March 31, 2003, 1,507,900 options were exercised, 389,350 options were cancelled and no new stock options were granted.

Stock options outstanding at May 28, 2003 totalled 10,526,844 with exercise prices and expiry dates ranging from Cdn $0.95 to Cdn $6.74 and November 8, 2003 to May 10, 2008, respectively. At May 28, 2003, a total of 226,762,786 Common Shares of the Company were outstanding.

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)
(Unaudited)
--------------------------------------------------------------------------------

6.  SEGMENTED INFORMATION


                                               THREE MONTHS ENDED MARCH 31, 2003
-----------------------------------------------------------------------------------------------------------------------------
(Stated in 000's)                                        COPPER          IRON        EXPLORATION     CORPORATE        TOTAL
-----------------                                       ---------      ---------     -----------     ---------      ---------
REVENUE                                                 $   4,580      $  15,968      $      --      $      --      $  20,548
COST OF OPERATIONS                                         (2,219)       (15,842)            --             --        (18,061)
DEPRECIATION AND DEPLETION                                 (1,113)          (833)            --             --         (1,946)
                                                        ---------      ---------      ---------      ---------      ---------
OPERATING PROFIT                                            1,248           (707)            --             --            541
     General and administrative                              (140)           (27)            --         (2,815)        (2,982)
     Interest on long-term debt                              (304)          (143)            --             --           (447)
     Exploration expenses                                      --             --        (10,807)            --        (10,807)
     Depreciation                                              --             --           (221)            --           (221)
                                                        ---------      ---------      ---------      ---------      ---------
INCOME (LOSS) BEFORE THE FOLLOWING                            804           (877)       (11,028)        (2,815)       (13,916)
     Mining property shut-down costs                           --             --             --           (857)          (857)
     Interest income                                            7             89             --            235            331
     Foreign exchange gain (loss)                             (40)            53            (83)         2,736          2,666
     Gain on sale of investments                               --             --             --          4,625          4,625
     Share of loss of significantly influenced
       investee                                                --             --             --           (229)          (229)
     Other income (expense)                                     2             10             (1)            --             11
                                                        ---------      ---------      ---------      ---------      ---------
INCOME (LOSS) BEFORE INCOME AND CAPITAL TAXES                 773           (725)       (11,112)         3,695         (7,369)
     (Provision for) recovery of income and capital
        taxes                                                (165)           (44)           (11)          (864)        (1,084)
                                                        ---------      ---------      ---------      ---------      ---------
NET INCOME (LOSS)                                       $     608      $    (769)     $ (11,123)     $   2,831      $  (8,453)
                                                        =========      =========      =========      =========      =========
EXPENDITURES ON CAPITAL ASSETS
     Pre-stripping costs                                $     474      $   2,412      $      --      $      --          2,886
     Other                                                    463          1,153            139           (229)         1,526
                                                        ---------      ---------      ---------      ---------      ---------
                                                        $     937      $   3,565      $     139      $    (229)     $   4,412
                                                        =========      =========      =========      =========      =========
TOTAL ASSETS                                            $ 144,588      $  58,982      $  12,062      $  52,982      $ 268,614
                                                        =========      =========      =========      =========      =========



                                                THREE MONTHS ENDED MARCH 31, 2002
-----------------------------------------------------------------------------------------------------------------
(Stated in 000's)                             COPPER         IRON       EXPLORATION     CORPORATE         TOTAL
-----------------                           ---------      ---------    -----------     ----------      ---------
REVENUE                                         4,653         17,122             --             --         21,775
COST OF OPERATIONS                             (2,374)       (12,667)            --             --        (15,041)
DEPRECIATION AND DEPLETION                     (1,084)        (1,177)            --             --         (2,261)
                                            ---------      ---------      ---------      ---------      ---------
OPERATING PROFIT                                1,195          3,278             --             --          4,473
     General and administrative                   (87)            (9)            --         (1,829)        (1,925)
     Interest on long-term debt                  (525)          (705)            --             --         (1,230)
     Exploration expenses                          --             --         (2,878)            --         (2,878)
     Depreciation                                  --             --            (40)            --            (40)
                                            ---------      ---------      ---------      ---------      ---------
INCOME (LOSS) BEFORE THE FOLLOWING                583          2,564         (2,918)        (1,829)        (1,600)
     Mining property shut-down costs               --             --             --           (622)          (622)
     Interest income                               36             24              6            128            194
     Foreign exchange gain (loss)                  --            202             (9)           112            305
     Gain on sale of investments                   --             --             --            508            508
     Other income (expense)                         2           (141)            31          2,569          2,461
                                            ---------      ---------      ---------      ---------      ---------
INCOME (LOSS) BEFORE INCOME AND CAPITAL
  TAXES                                           621          2,649         (2,890)           866          1,246
     (Provision for) recovery of income
        and capital taxes                        (134)        (1,721)           472            582           (801)
                                            ---------      ---------      ---------      ---------      ---------
NET INCOME (LOSS)                                 487            928         (2,418)         1,448            445
                                            =========      =========      =========      =========      =========
EXPENDITURES ON CAPITAL ASSETS
     Pre-stripping costs                    $     103      $   1,556      $      --      $      --          1,659
     Other                                        487          1,281          6,175              1          7,944
                                            ---------      ---------      ---------      ---------      ---------
                                            $     590      $   2,837      $   6,175      $       1      $   9,603
                                            =========      =========      =========      =========      =========
TOTAL ASSETS                                $ 144,844      $  72,490      $  10,136      $  41,384      $ 268,854
                                            =========      =========      =========      =========      =========


IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)
(Unaudited)
--------------------------------------------------------------------------------

7.  SUPPLEMENTARY CASH FLOW INFORMATION

(a) During the three months ended March 31, 2002, Ivanhoe Mines exchanged its investment in GTL Resources Plc, which had a carrying value of $1.4 million, for an equity interest in Resource Investment Trust with a fair value of $1.9 million.

        Also during the three months ended March 31, 2002, Ivanhoe Mines completed the earn-in of a 100% interest in the Oyu Tolgoi project in Mongolia by paying cash of $1 million and by incurring an obligation to make a $4 million payment within one year.

        Lastly, during the three months ended March 31, 2002, Ivanhoe Mines realized a gain of $2,568,000, of which $1,248,000 was non-cash, relating to the payment of a note receivable from Olympus Pacific Minerals Ltd. that had been written off in prior years.

(b)



                                                         Three Months Ended
                                                              March 31,
                                                        --------------------
        $(000)                                           2003           2002
        ------                                          -------      -------
        Interest paid                                      $354         $546
        Income and capital taxes paid                       204          122


(c)     Net change in non-cash working capital items:



                                                              March 31,
                                                        --------------------
        $(000)                                           2003          2002
        ------                                          -------      -------
        Accounts receivable                             $(1,049)     $(1,668)
        Inventories                                         (71)        (311)
        Prepaid expenses                                 (1,240)        (572)
        Accounts payable and accrued liabilities            116        3,026
                                                        -------      -------
                                                        $(2,244)     $   475
                                                        =======      =======


8.  SUBSEQUENT EVENTS

In April 2003, the Company completed a private placement financing for US$50.7 million (Cdn$74.5 million). This financing consisted of 21.3 million Special Warrants at a price of Cdn$3.50 (US$2.38) each. Each Special Warrant entitles the holder to acquire one common share of the Company at no additional cost, following the clearing of a prospectus or four months after the closing date, which ever occurs first.

Also in April 2003, Ivanhoe Mines entered into a joint venture agreement in Inner Mongolia which provides that Ivanhoe Mines can earn an 80% interest in the joint venture by contributing US$2.8 million over a three-year period, with a minimum contribution of US$250,000. The agreement is subject to Chinese government approval. The joint venture has also agreed, subject to due diligence, Chinese government approvals and certain other conditions, to purchase the leasehold rights to a small scale mine and related assets at an acquisition cost of approximately Cdn$2,300,000.

IVANHOE MINES LTD.
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
(Stated in U.S. Dollars)
(Unaudited)
--------------------------------------------------------------------------------

   Lastly in April 2003, Ivanhoe Mines entered into an agreement, subject to due diligence, Chinese government approvals and certain other conditions , to purchase another small-scale mining property located in Inner Mongolia for an acquisition cost of approximately Cdn$1,800,000.

   In May 2003, the Company entered into a letter of intent with MX Capital Corp. ("MX") to jointly develop certain early-stage exploration and mining projects in Mongolia and South Korea. The agreement in principle calls for the Company to transfer certain projects to MX in consideration for approximately 75% of MX's then outstanding share capital. The Company has also agreed to provide MX with a Cdn$1 million convertible non-interest bearing loan facility that will be converted into additional equity upon the closing of the transaction, increasing the Company's equity in MX to approximately 80% on a fully diluted basis.